ClearOne, Inc. Reports Third Quarter 2021 Financial Results

  Beamforming Microphone Array Ceiling Tile products continue to drive microphone and audio conferencing revenue growth
  Revenue drop in video products causes overall revenue decline of 17% year-over-year
  Company wins key Delaware trial against Shure, defeating infringement claims and invalidating Shure Patent
  Our innovative new products win several prestigious industry awards
  Balance Sheet strengthened with a $10 million capital raise

SALT LAKE CITY, UTAH – November 12, 2021 – ClearOne Inc. (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and nine months ended September 30, 2021.

"ClearOne continued to achieve solid revenue growth in core audio conferencing and microphone products, driven by our innovative BMA 360 and BMA-CT based solutions. Revenue from video products did not meet last year's demand levels boosted by CARES Act stimulus funding and caused the year over year revenue decline. However, we are confident of the growth potential for our video-based solutions," said Zee Hakimoglu, CEO and Chair of ClearOne.

"The jury’s unanimous verdict last week in our trial against Shure in Delaware is the latest in a string of litigation victories for ClearOne against Shure. We are very pleased that the jury found that ClearOne’s products did not infringe Shure's '723 patent and invalidated Shure's patent. Shure was using this '723 patent to retaliate against ClearOne, and the jury's verdict validates ClearOne's refusal to give in to Shure's tactics," Hakimoglu added.

 "We were also successful in strengthening our balance sheet through further infusion of equity capital. The enthusiasm and the confidence displayed by the institutional investors in the recent $10 million common stock and warrant offering enables our continuing path of growth through innovation, cost management, and litigation management," Hakimoglu concluded.

Recent Highlights

  Earlier this week our BMA 360 with Voice Lift and Camera Tracking technology was recognized by industry consultants and integrators for product innovation and was awarded a 2021 AV Technology Magazine InfoComm Best in Market Award.
  During October 2021, our groundbreaking BMA 360 was awarded the 2021 Installation Product Award for Most Innovative Audio Hardware by Systems Contractor News (SCN), the industry-leading systems integration trade magazine relied upon by decision-makers across the AV technology industry.
  During October 2021, ClearOne became a Signature Sponsor of TSI APAC-MEA Hub powered by USAV, a division of PSA Security Network (www.tsiapac-hub.net), that is comprised of a group of independent dealers, contractors, and integrators working in electronic security, building automation, and custom electronics.
  During September 2021, we announced the immediate availability of a new professional-grade camera featuring a 20x optical zoom lens plus a 16x digital zoom for extra distance if needed, the UNITE® 200 Pro. Delivering 1080p quality at 60 frames per second with full pan, tilt and extended zoom functions, the UNITE 200 Pro is optimally suited for use in large spaces where close up, high resolution video capture is desired.
  During September 2021, our new Versa™ Mediabar™ was awarded a 2021 CEDIA Best of Show Award from Residential Systems, the industry-leading residential custom installation trade magazine relied upon by the custom smart home automation and home entertainment market. Versa Mediabar provides high-quality visual collaboration, audio conferencing, and UC applications from a single integrated device, offering the most straightforward solution available for home offices with virtually no setup required.
  During August 2021, our groundbreaking residential Beamforming Microphone Ceiling Array, Aura™ Xceed™ BMA, was awarded a 2021 TWICE VIP Award in the “High-Res Audio Components” category. The Aura Xceed BMA features a powerful USB-enabled Beamforming Ceiling Microphone Array that easily surface mounts to a home office ceiling for superb conferencing audio.
1

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

  Revenue in  2021-Q3 was $7.0 million, compared to $8.4 million in 2020-Q3 and $7.7 million in 2021-Q2. The decrease in year-over-year revenue was mainly due to a significant decline in revenues from video products partially offset by an increase in revenues from microphones and core audio conferencing products.  Increase in revenue from microphones and core audio conferencing products continued to be driven by our new solutions incorporating our beamforming BMA-CT and BMA 360 array ceiling tiles and professional audio mixers. Revenue from video products and personal audio conferencing products declined year over year due to lack of demand for these products at the same level as it was in latter half of 2020 when the demand from work from home and learn from home markets was boosted by stimulus funding through the CARES Act. Despite this year-over-year revenue growth in Q3 2021 from microphones and core audio conferencing products, revenue from our audio conferencing products and microphones remain far below levels achieved prior to infringement of our strategic patents.
  GAAP gross profit in 2021-Q3 was $2.9 million compared to $3.5 million in 2020-Q3 and $3.4 million in 2021-Q2. GAAP gross profit margin was 40.8% in  2021-Q3, compared to 41.8% in  2020-Q3 and 44.3% in  2021-Q2.
  Operating expenses in 2021-Q3 were $4.9 million, compared to $4.7 million in 2020-Q3 and $4.9 million in 2021-Q2. Non-GAAP operating expenses in 2021-Q3 were $4.2 million, compared to $4.2 million in 2020-Q3 and $4.3 million in 2021-Q2.
  GAAP net loss in 2021-Q3 was $2.2 million, or $0.11 per share, compared to net loss of $1.3 million, or $0.07 per share, in 2020-Q3 and net loss of $1.6 million, or $0.08 per share, in 2021-Q2. Non-GAAP net loss in  2021-Q3 was $1.6 million, or $0.08 per share, compared to net loss of $0.8 million, or $0.05 per share, in 2020-Q3 and net loss of $1.0 million, or $0.05 per share, in 2021-Q2. The year-over-year and sequential increase in Non-GAAP net loss was primarily due to decreased revenue and the consequential decline in gross profits.
($ in 000, except per share)	Three months ended September 30,			Nine months ended September 30,
	2021	2020	Positive/ Adverse Change	2021	2020	Positive/ Adverse Change
GAAP
Revenue	$6,992	$8,412	-17%	$21,765	$20,503	6%
Gross profit	2,851	3,520	-19%	9,278	8,976	3%
Operating expenses	4,860	4,680	-4%	14,297	13,726	-4%
Operating loss	(2,009)	(1,160)	-73%	(5,019)	(4,750)	-6%
Net loss	(2,169)	(1,260)	-72%	(5,410)	(5,044)	-7%
Diluted loss per share	(0.11)	(0.07)	-50%	(0.28)	(0.30)	5%
Non-GAAP
Non-GAAP gross profit	$2,853	$3,520	-19%	$9,285	$8,978	3%
Non-GAAP operating expenses	4,244	4,232	0%	12,568	12,453	-1%
Non-GAAP operating loss	(1,391)	(712)	-95%	(3,283)	(3,475)	6%
Non-GAAP net loss	(1,551)	(812)	-91%	(3,674)	(3,769)	3%
Non-GAAP Adjusted EBITDA	(1,295)	(589)	-119%	(3,266)	(3,197)	-2%
Non-GAAP loss per share (diluted)	(0.08)	(0.05)	-60%	(0.19)	(0.22)	14%

Balance Sheet Highlights

At September 30, 2021, cash, cash equivalents and investments were $10.6 million, as compared to $6.7 million at December 31, 2020. At September 30, 2021, the Company carried a debt of $5.8 million on account of senior convertible notes issued in December 2020, a Paycheck Protection Program (PPP) loan in April 2020 and a short-term bridge loan in 2021. The Company believes the entire PPP loan will be forgiven.

2

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2020 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

3

CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$9,161	$3,803
Marketable securities	713	1,117
Receivables, net of allowance for doubtful accounts of $505 and $506, respectively	5,243	5,194
Inventories, net	9,218	10,463
Income tax receivable	7,221	7,169
Prepaid expenses and other assets	2,505	1,536
Total current assets	34,061	29,282
Long-term marketable securities	707	1,762
Long-term inventories, net	3,313	4,590
Property and equipment, net	688	906
Operating lease - right of use assets, net	1,690	1,936
Intangibles, net	23,179	19,248
Other assets	4,599	4,599
Total assets	$68,237	$62,323
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,015	$3,950
Accrued liabilities	2,746	2,352
Deferred product revenue	57	123
Short-term debt	3,504	672
Total current liabilities	10,322	7,097
Long-term debt, net	2,291	3,245
Operating lease liability, net of current	1,181	1,489
Other long-term liabilities	678	678
Total liabilities	14,472	12,509

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 22,402,970 and 18,775,773 shares issued and outstanding, respectively	22	19
Additional paid-in capital	72,756	63,359
Accumulated other comprehensive loss	(225)	(186)
Accumulated deficit	(18,788)	(13,378)
Total shareholders' equity	53,765	49,814
Total liabilities and shareholders' equity	$68,237	$62,323

4

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue	$6,992	$8,412	$21,765	$20,503
Cost of goods sold	4,141	4,892	12,487	11,527
Gross profit	2,851	3,520	9,278	8,976

Operating expenses:
Sales and marketing	1,692	1,736	5,020	4,932
Research and product development	1,492	1,501	4,253	4,319
General and administrative	1,676	1,443	5,024	4,475
Total operating expenses	4,860	4,680	14,297	13,726

Operating loss	(2,009)	(1,160)	(5,019)	(4,750)

Interest expense	(150)	(108)	(369)	(325)
Other income, net	7	19	17	70

Loss before income taxes	(2,152)	(1,249)	(5,371)	(5,005)

Provision for income taxes	17	11	39	39

Net loss	$(2,169)	$(1,260)	$(5,410)	$(5,044)

Basic weighted average shares outstanding	19,449,283	17,000,215	19,002,758	16,768,088
Diluted weighted average shares outstanding	19,449,283	17,000,215	19,002,758	16,768,088

Basic loss per share	$(0.11)	$(0.07)	$(0.28)	$(0.30)
Diluted loss per share	$(0.11)	$(0.07)	$(0.28)	$(0.30)

Comprehensive loss:
Net loss	(2,169)	(1,260)	(5,410)	(5,044)
Unrealized gain (loss) on available-for-sale securities, net of tax	(8)	4	(13)	11
Change in foreign currency translation adjustment	(4)	17	(26)	(25)
Comprehensive loss	(2,181)	(1,239)	(5,449)	(5,058)

5

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
GAAP gross profit	$2,851	$3,520	$9,278	$8,976
Stock-based compensation	2	—	7	2
Non-GAAP gross profit	$2,853	$3,520	$9,285	$8,978

GAAP operating loss	$(2,009)	$(1,160)	$(5,019)	$(4,750)
Stock-based compensation	36	2	100	55
Amortization of intangibles	582	446	1,636	1,220
Non-GAAP operating loss	$(1,391)	$(712)	$(3,283)	$(3,475)

GAAP net loss	$(2,169)	$(1,260)	$(5,410)	$(5,044)
Stock-based compensation	36	2	100	55
Amortization of intangibles	582	446	1,636	1,220
Non-GAAP net loss	$(1,551)	$(812)	$(3,674)	$(3,769)

GAAP net loss	$(2,169)	$(1,260)	$(5,410)	$(5,044)
Number of shares used in computing GAAP loss per share (diluted)	19,449,283	17,000,215	19,002,758	16,768,088
GAAP loss per share (diluted)	$(0.11)	$(0.07)	$(0.28)	$(0.30)
Non-GAAP net loss	$(1,551)	$(812)	$(3,674)	$(3,769)
Number of shares used in computing Non-GAAP loss per share (diluted)	19,449,283	17,000,215	19,002,758	16,768,088
Non-GAAP loss per share (diluted)	$(0.08)	$(0.05)	$(0.19)	$(0.22)

GAAP net loss	$(2,169)	$(1,260)	$(5,410)	$(5,044)
Stock-based compensation	36	2	100	55
Depreciation	89	104	—	208
Amortization of intangibles	582	446	1,636	1,220
Interest expense	150	108	369	325
Provision for income taxes	17	11	39	39
Non-GAAP Adjusted EBITDA	$(1,295)	$(589)	$(3,266)	$(3,197)

6